AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2001
                                                     REGISTRATION NO. 333-01287
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               DONEGAL GROUP INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                    23-2324711
--------------------------------          -------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

         1195 River Road
     Marietta, Pennsylvania                               17547
----------------------------------------   ------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


                               ------------------

                               DONEGAL GROUP INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                              --------------------


                               Donald H. Nikolaus
                      President and Chief Executive Officer
                               Donegal Group Inc.
                                 1195 River Road
                               Marietta, PA 17547
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (888) 877-0600
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)


                                    Copy to:
                            Kathleen M. Shay, Esquire
                                  Duane Morris
                             4200 One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396
                                 (215) 979-1000
                      -------------------------------------

                          DEREGISTRATION OF SECURITIES

     Pursuant to a Form S-8 Registration Statement (File No. 333-01287)
filed with the SEC on February 28, 1996, Donegal Group Inc. registered 100,000 shares of its previously authorized common stock to be reserved for issuance under the Donegal Group 1996 Employee Stock Purchase Plan. The number of shares reserved for issuance under the plan and registered under Registration Statement No. 333-01287 were increased to 116,464 shares pursuant to Rule 416(a) under the Securities Act of 1933 by reason of a four-for-three stock split, effected in the form of a 33 1/3% stock dividend, paid on Donegal Group's common stock in July 1997 and were increased to 135,027 shares pursuant to Rule 416(a) under the Securities Act of 1933 by reason of a four-for-three stock split, effected in the form of a 33 1/3% stock dividend, paid on Donegal Group's common stock in June 1998. As of April 19, 2001, a total of 112,007 shares of common stock had been sold under the plan and 50,866 shares of common stock remained available for issuance under the plan.

     Effective as of the close of business on April 19, 2001, Donegal Group, pursuant to stockholder approval, (i) reclassified its previously authorized common stock into Class B common stock, (ii) effected a reverse stock split, as the result of which each three shares of previously authorized common stock were converted into one share of Class B common stock, (iii) authorized 30,000,000 shares of a new class of common stock with one-tenth of a vote per share designated as Class A common stock and (iv) declared a dividend of two shares of Class A common stock to be paid on each share of the Class B common stock outstanding at the close of business on April 19, 2001.

     In connection with the reverse stock split and the stock dividend, the plan was adjusted so that two-thirds of the shares that remained purchasable under the plan for the subscription period ending June 30, 2001 were shares of Class A common stock and one-third of the shares were shares of Class B common stock. The plan terminated on June 30, 2001. The 16,955 shares of Class B common stock purchasable under the plan for the subscription period ending June 30, 2001 that resulted from the reclassification and the reverse split of the previously authorized common stock are registered under the Securities Act of 1933 pursuant to Registration Statement No. 333-01287, to which this Post-Effective Amendment relates. For the subscription period ending June 30, 2001, a total of 3,758 shares of Class B common stock were sold under the plan.

     Pursuant to the undertakings included in Item 9 of the Registration Statement on Form S-8 filed with the SEC on February 28, 1996 and as required by
Item 512 of Regulation S-K of the Securities Act of 1933, Donegal Group hereby deregisters and removes from registration the 13,197 shares registered under Registration Statement No. 333-01287 that remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on August
20, 2001.


                               DONEGAL GROUP INC.


                               By:/s/ Donald H. Nikolaus
                                  ---------------------------------------------
                                  Donald H. Nikolaus,
                                  President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


             Signature                                      Title                                    Date
             ---------                                      -----                                    ----

/s/ Donald H. Nikolaus                        President, Chief Executive Officer               August 20, 2001
---------------------------------                       and a Director
Donald H. Nikolaus                              (principal executive officer)


/s/ Ralph G. Spontak                        Senior Vice President, Chief Financial             August 20, 2001
------------------------------------                Officer and Secretary
Ralph G. Spontak                                  (principal financial and
                                                     accounting officer)


                  *                                        Director                            August 20, 2001
------------------------------------
C. Edwin Ireland


                  *                                        Director                            August 20, 2001
------------------------------------
Patricia A. Gilmartin


                  *                                        Director                            August 20, 2001
------------------------------------
Philip H. Glatfelter, II



                                       2



             Signature                                      Title                                    Date
             ---------                                      -----                                    ----



                  *                                        Director                            August 20, 2001
------------------------------------
R. Richard Sherbahn


                                                           Director                            August __, 2001
------------------------------------
Thomas J. Finley, Jr.


                                                           Director                            August __, 2001
------------------------------------
Robert S. Bolinger


                                                           Director                            August __, 2001
------------------------------------
John J. Lyons



By: /s/ Ralph G. Spontak
    ------------------------------------------------
    Ralph G. Spontak, as attorney in fact


---------------
*Signed pursuant to power of attorney

                                INDEX TO EXHIBITS


Exhibit
Number            Description of Exhibit                               Reference
-------           ----------------------                               ---------

24                Powers of Attorney                                   *


*       Such exhibit is hereby incorporated by reference to the like-described exhibit in Donegal Group's Form S-8 Registration Statement No. 333-01287, as filed with the SEC on February 28, 1996.

                                       4

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